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                                   EXHIBIT 99

FOR IMMEDIATE RELEASE

Contacts:
INDUS INTERNATIONAL INC.                               KALT ROSEN & CO.
GARY FRAZIER, CORPORATE COMMUNICATIONS                 PIERRE HIRSCH/HOWARD KALT
(770) 989-4188, GARY.FRAZIER@INDUS.COM                 415/397-2686

            Indus International Announces Sale of Indus Common Stock
                                by Warburg Pincus

ATLANTA, AUGUST 20, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)(TM) solutions, today announced that Warburg Pincus has entered into an agreement to sell 14,587,544 shares of Indus common stock owned by it to institutional and other accredited investors in a private placement. The purchasers include Gregory J. Dukat, the Company's president and CEO; other members of management; and Allen R. Freedman, the former chairman of Systems & Computer Technology Corporation, from which Indus purchased its Indus Utility Systems Inc. subsidiary in March 2003. Indus will not receive any of the proceeds from the sale of the shares. Indus has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares by the purchasers.

"Our investment in Indus dates back to 1992 and is held in a liquidating trust, since the fund that made the investment is no longer active," said Bill Janeway, vice chairman of Warburg Pincus. "We believe Indus has established an effective management team under which it has defined an exciting, forward-looking strategy. Consequently, the time is appropriate for us to complete this transaction."

Greg Dukat, president and CEO of Indus, stated, "Warburg Pincus has provided invaluable strategic direction to Indus over the years, and among other things, was instrumental in assembling the current strong management team to lead Indus into the future. While we will miss the advice and support of Warburg Pincus, we look forward to working with the many new and valued stockholders that we will gain through this transaction."

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Following the private placement, Warburg Pincus will continue to own approximately 3.4 million shares of Indus common stock. Warburg Pincus has agreed not to sell or otherwise transfer any of such shares for 90 days from the closing of the private placement without the consent of C.E. Unterberg Towbin, the placement agent in the private placement.

The shares of Indus common stock being sold by Warburg Pincus in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the shares may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares.

                            ABOUT INDUS INTERNATIONAL

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus' customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries - including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains statements that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the risks identified from time

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to time in the Company's SEC filings. Investors are advised to consult the
Company's filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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